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                                                                EXHIBIT 16(D)


        Merrill Lynch Developing Capital Markets Fund, Inc. - Class D
                             10/21/94 - 06/30/95


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                                                   Since             Since
                                                 Inception         Inception
                                              Average Annual         Total
                                               Total Return         Return*
                                              --------------       ---------


Initial Investment                               $1,000.00         $1,000.00

Divided by Initial Maximum Offering Price            17.70
                                                 ---------
Divided by Net Asset Value                                             16.77
                                                                   ---------
Equals Shares Purchased                             56.500            59.630

Plus Shares Acquired through
  Dividend Reinvestment                              4.279             4.516
                                                 ---------         ---------
Equals Shares Held at 06/30/95                      60.779            64.147

Multiplied by Net Asset Value at 06/30/95            13.33             13.33
                                                 ---------         ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 06/30/95                810.18            855.07

Divided by $1,000 (P)                               0.8102            0.8551

Subtract 1                                         -0.1892           -0.1449


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)         -18.98%
                                                 =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                               -14.49%
                                                                   =========

ERV divided by P                                    0.8102

Raise to the power of                               1.4484

Equals                                              0.7372

Subtract 1                                         -0.2628

Expressed as a percentage equals the
  Average Annualized Total Return                   -26.28%
                                                 =========


* Does not include sales charge for the period.


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